Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A of Fidelity Municipal Trust II: Fidelity Michigan Municipal Money Market Fund of our report dated February 17, 2015; Fidelity Ohio Municipal Money Market Fund of our report dated February 12, 2015; and Fidelity Pennsylvania Municipal Money Market Fund of our report dated February 13, 2015 relating to the financial statements and financial highlights included in the December 31, 2014 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Boston, Massachusetts February 25, 2015